Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Weibo Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Ordinary Shares, par value $0.00025 per share	Other(3)	10,000,000	(3)	US$16.04(3)	US$160,400,000.00	$0.00011020	US$17,676.08
Total Offering Amount						US$160,400,000.00		US$17,676.08
Total Fee Offsets								N/A
Net Fee Due								US$17,676.08

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents one Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-195072).

(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards to be granted under the 2023 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(3)	Represent Class A ordinary shares reserved for future award grants under the Plan. The proposed maximum offering price per unit, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$16.04 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on April 25, 2023.